UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

Karen Seaberg Laidacker M. Seaberg Cloud L. Cray, Jr. Cray Family Management LLC Cray MGP Holdings LP John P. Bridendall M. Jeannine Strandjord
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 18, 2013, Cloud L. Cray, Jr. issued a press release (the “Release”) to the stockholders of MGP Ingredients, Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2013 Annual Meeting of Stockholders, and any adjournments, postponements, continuations or rescheduling thereof (the “2013 Annual Meeting”). A copy of the Release is filed herewith as Exhibit 1.  Cloud L. Cray, Jr., Karen Seaberg, Laidacker M. Seaberg, Cray Family Management LLC, Cray MGP Holdings LP, John P. Bridendall and M. Jeannine Strandjord are participants (the “Participants”) in the solicitation of proxies, and, in the case of Karen Seaberg and Cloud L. Cray, Jr., both are directors of the Company.

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO HOLDERS OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK ON OR ABOUT JULY 12, 2013.

Exhibit 1

ATCHISON, KS, July 18 /PRNewswire/ — Cloud L. “Bud” Cray, Jr., issued the following open letter today to fellow MGP Ingredients, Inc. stockholders in response to the July 12 letter from certain other directors of MGP Ingredients and the supplement to the MGP Ingredients proxy statement filed the same day:

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CLOUD L. CRAY, JR.
KAREN SEABERG
LAIDACKER M. SEABERG
CRAY FAMILY MANAGEMENT LLC
CRAY MGP HOLDINGS LP
JOHN P. BRIDENDALL
M. JEANNINE STRANDJORD

July 18, 2013

Dear Fellow MGP Stockholders:

With over 50 years of devoted service to MGP Ingredients, Inc. (the “Company”) as a CEO, Chairman of the Board, director and stockholder, I am deeply saddened by the vicious and personalized attacks on my family and our efforts to bring about positive change that are contained in the July 12 letter (“July 12 Letter”) to stockholders from directors John Speirs, Michael Braude, John Byom, Gary Gradinger, Linda Miller and Daryl Schaller (collectively, the “Other Directors”) and in the Supplement, dated July 12, 2013, to the Company’s Proxy Statement (the “Company Supplement”). The July 12 Letter and the Company Supplement are riddled with inaccuracies, omit vital information and generally distort and twist events and facts in an attempt to serve their self-interested agenda. I am obliged to set the record straight so that the Company’s stockholders can make a fully informed voting decision at the 2013 Annual Meeting of Stockholders.

SUMMARY

•                  We mounted this Proxy Contest to bring about positive change in leadership to restore profitable growth, increase the stock price, link compensation to performance, restore a positive corporate culture, avoid the loss of key personnel, and improve accountability to stockholders of both classes of stock. We support the current corporate strategy but we need a new CEO and Chairman of the Board to effectively execute it.

•                  Stockholders have suffered under the current leadership.  Institutional Shareholder Services (“ISS”) reports that the Company’s total stockholder return, reflecting price appreciation plus reinvestment of dividends (calculated monthly) and the compounding effect of dividends paid on reinvested dividends, is negative for the one-, three- and five-year periods ended December 31, 2012. According to ISS, the Company’s Total Shareholder Return was -31.51% for the most recent year, -22.89% for the three-year period ended December 31, 2012 and -17.69% for the five-year period ended December 31, 2012.

•                  The Company has also not kept pace with the operating performance of its competitors. The Company incurred operating losses of $4.102 million in 2011 (which reflects the unaudited, combined results for the six months ended June 30, 2011 and the six-month transition period (on changing the fiscal year end to December 31) ended December 31, 2012) and $944,000 in 2012.  During the same time period, many of MGP Ingredients, Inc.’s publicly-traded competitors increased operating income or maintained high levels of operating income.  Archer-Daniels-Midland Company’s operating income increased from $80,676 to $89,038 million in 2011 and 2012, respectively.  Beam Inc.’s operating income increased from $395.5 million to $575.9 million in 2011 and 2012, respectively.  Penford Corporation increased its operating income from $4.446 million to $10.059 million in 2011 and 2012, respectively. Valero Energy Corporation increased its operating income from $3,680 million to $4,010 million in 2011 and 2012, respectively.  Ingredion Inc. maintained steady operating income levels at $671 million and $668 million in 2011 and 2012, respectively.

•                  The CEO and the Other Directors, and not Karen Seaberg, are the ones seeking to obtain control of the Company through litigation filed in the District Court of Johnson County, Kansas which seeks to have the current Cray family members (Karen Seaberg, Tom Cray and me) removed as Voting Trustees of the MGP Ingredients, Inc. Voting Trust (the “Cray Family Voting Trust”) and replaced with two members of current management of the Company and one unspecified member of the Cray family owning of record 10,000 or more shares of Common Stock of the Company.  Gaining control of the 76% of the outstanding shares of Preferred Stock (which has the right to elect a majority of the directors) in the Cray Family Voting Trust would empower management to elect a majority of the directors, which could include themselves or persons beholden to them, and thereby perpetuate themselves in office without any electoral accountability to stockholders.

•                  Karen Seaberg is only one of three Voting Trustees of the Cray Family Voting Trust that owns 76% of the outstanding Preferred Stock, which class controls the election of a majority of the directors.  She does not control or dominate me or her cousin, Tom Cray, which are the other two Voting Trustees of the Cray Family Voting Trust, in making our voting or any other decisions.  It is absurd to maintain that Karen can unilaterally control the Board at her whim.

•                  The Other Directors have not, and cannot, point to any transaction or other event in which Karen Seaberg or any other member of the Cray family is obtaining, or seeking to obtain, a personal benefit or otherwise has or would have a self-interest.

•                  The Preferred Stock, the majority of which is held in the Cray Family Voting Trust, has always been granted the right to elect five of the nine directors of the Company.  The control inherent in that class of stock is nothing new, and no transaction is being pursued by the Cray family to increase its control or otherwise trigger payment of a control premium to holders of Common Stock, contrary to the implication in the July 12 Letter.

•                  The attempt to villainize Karen Seaberg as a control monger bent on self-interest is a blatant attempt to divert attention from the legitimate focus of this Proxy Contest and, we believe is being used, in combination with the aforementioned litigation, to delay the 2013 Annual Meeting so that a division or a major part of the Company can be sold without input from new directors, a new CEO or stockholders.

•                  The actions of the CEO and the Other Directors appear to be motivated by entrenchment and holding onto their compensation, including any additional compensation they may receive for being a member of, or attending meetings of, the Special Committee that was formed, without notice to or input from the Cray family members on the Board, purportedly to conduct a strategic review process, which we believe is ill-advised and a waste of corporate assets.

•                  The governance reforms we are proposing are in the best interests of all stockholders and are widely supported as the best practice for public companies by governance experts, leading proxy advisory firms and institutional investors.  They will make directors more accountable to stockholders, including to the holders of Common Stock who elect four of the nine directors.  Contrary to the suggestion of the Other Directors, there is nothing inappropriate about accountability to stockholders; the stockholders own the Company and it is to be run for their benefit and not the personal benefit of the Other Directors.

Sincerely,

Cloud L. “Bud” Cray, Jr.

The detailed discussion of the points made in the above Summary is set forth in the full text of Mr. Cray’s letter, which can be found at:

http://www.sec.gov/Archives/edgar/data/835011/000110465913055147/a1314329_9dfan14a.htm

EASY WAYS TO VOTE

1.              Vote by Telephone.  Call the toll-free number listed on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

2.              Vote by Internet.  Go to the website listed on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

3.              Vote by Mail.  Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

All you have to do is vote the GOLD proxy card or voting instruction form that was included with this letter.  It will supersede any original proxy that you submitted.  Do NOT return the white proxy from MGP Ingredients.

STREET NAME SHAREHOLDERS: IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY THEY CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS.

If you have any questions or require any assistance in executing your GOLD proxy card, please call or e-mail:

D.F. King & Co., Inc.

Toll-free: (800) 859-8509

E-MAIL: MGPI@DFKING.COM

NOTICE TO INVESTORS

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO COMMON AND PREFERRED STOCKHOLDERS ON OR ABOUT JULY 12, 2013.

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